SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 30, 2004

AMERICAN COAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

33-8067-NY

(Commission File Number)

13-3368082

(IRS Employer Identification Number)

7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121

(Address of principal executive offices, including zip code)

(801) 274-1011

(Registrant's telephone Number, including area code)

Not applicable

(Former name or former address, if changed since last report)

_______________________________________________________________________________________

Item 4.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Sellers & Andersen, LLC, Certified Public Accountants located in Salt Lake City, Utah audited the financial statements of American Coal Corporation for the year ended June 30, 2003.  Effective January 30, 2004, Sellers & Andersen, LLC merged with Madsen & Associates, CPA’s, Inc. located in Murray, Utah.

The decision to accept the change was approved by the board of directors.

There were no disagreements between the Company and Sellers & Andersen, LLC. whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing, scope or procedure which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

The Reports of Sellers & Andersen, LLC for the year of 2003 did not contain any adverse opinions or disclaimers of opinion, but noted as to uncertainty, audit scope or accounting principles as follows:

Note 4 of the audited financial statements of American Coal Corporation for the year ended June 30, 2003, addressed "Going Concern" uncertainties, which stated, in part, "Continuation of the Company as a going concern is dependent on obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from an officer and equity funding which will enable the Company to operate for the coming year." Management does not disagree with this statement.

Management did not consult Madsen & Associates, CPA’s, Inc. regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered, nor concerning any matter that was the subject of any disagreement or event.

 Item 7. Financial Statements and Exhibits.

(a)

Exhibits.

16.1

Auditor’s Consent Letter.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

AMERICAN COAL CORPORATION

Date: February 9, 2004

By: /s/ Justeene Blankenship

Justeene Blankenship

President